Exhibit 99.1 NEWS RELEASE

Helios Technologies Announces Leadership Transition

Tricia L. Fulton Named Interim President and CEO

Wolfgang H. Dangel Separates as President and CEO and as a Member of the Board

Philippe Lemaitre Transitions to Executive Chairman of the Board

SARASOTA, FL—April 9, 2020 — Helios Technologies, Inc. (Nasdaq: HLIO) (“Helios” or the “Company”), a global industrial technology leader that develops and manufactures solutions for both the hydraulics and electronics markets, today announced that its Board of Directors has named Tricia L. Fulton, the Company’s Chief Financial Officer, as Interim President and Chief Executive Officer, effective immediately. In addition, the Company announced that Philippe Lemaitre transitioned from Chairman of the Board to the newly established position of Executive Chairman, effective immediately.

Ms. Fulton succeeds Wolfgang H. Dangel, who has separated from Helios following the Board’s determination that he violated Company policy, demonstrated behavior that was inconsistent with the Company’s core values and Code of Business Conduct and Ethics, and also exhibited poor judgment involving a consensual relationship with an employee. The violation of Company policy did not involve financial misconduct, or the integrity of the Company’s financial systems or controls. The Board has initiated a comprehensive search process to identify a permanent successor. The process will include internal and external candidates.

“Helios has demonstrated strong operational execution of its Vision 2025 strategy since the plan was launched in 2016, and the Board is pleased to designate Tricia as interim president and CEO to lead Helios as we continue along that path,” said Mr. Lemaitre. “We believe Tricia, with her 23 years at Helios, has the right mix of skills and experience to guide the Company during these unprecedented times. While the Board conducts its search for our next permanent CEO, I am confident that Tricia is the right interim leader to ensure a smooth transition. I am equally confident that our experienced and talented management team, including our business unit presidents, will continue to successfully manage the difficult worldwide business environment created by COVID-19, as well as maintain the already successful and steady progress toward our Vision 2025 objectives to achieve global technology leadership in the industrial goods sector.”

Ms. Fulton stated, “I strongly believe in Helios’s long-term strategy, and am honored to lead the Company at this critical point in time. One of the key strengths of Vision 2025 is the deep bench of experienced leaders across our organization, as well as our dedicated global workforce. I look forward to continuing to work with them to deliver on our growth objectives, which represent key drivers in achieving Vision 2025. While managing through COVID-19 issues currently has our short-term focus, the long-term goals of our vision remain unchanged.”

About Tricia Fulton

Ms. Fulton joined Helios in March 1997, and held positions of increasing responsibility, including Corporate Controller, prior to being named Chief Financial Officer in March 2006. Ms. Fulton was responsible for the Company’s South Korean operations from 2008-2013. Previously, Ms. Fulton served as

Helios Technologies Announces Leadership Transition

April 9, 2020

the Director of Accounting for Plymouth Harbor. Additionally, she served in various financial capacities for Loral Data Systems, as well as an auditor with Deloitte & Touche. Ms. Fulton is a graduate of Hillsdale College and the General Management Program at the Harvard Business School. She served as a member of the Board of Directors for the National Fluid Power Association from 2011-2019 and as the Chairwoman of the Board for the 2016-2017 term.

About Philippe Lemaitre

Philippe Lemaitre has served as Chairman of the Helios Board since June 2013, and as a Director of the Company since June 2007. He retired in November 2006 as Chairman, President and Chief Executive Officer of Woodhead Industries, Inc., a publicly-held automation and electrical products manufacturer, upon its sale to Molex. Before joining Woodhead in 1999, Mr. Lemaitre was Corporate Vice President and Chief Technology Officer of AMP, Inc. and was also in charge of AMP Computer and Telecom Business Group Worldwide. Prior to joining AMP, Mr. Lemaitre was an Executive Vice President of TRW, Inc. and also General Manager of TRW Automotive Electronics Group Worldwide. He previously held various management and research engineering positions with TRW, Inc., International Technegroup, Inc., General Electric Company and Engineering Systems International. Mr. Lemaitre also served as Chairman of the Board of Directors of Multi-Fineline Electronix, Inc. from March 2011 until the sale of the company in July 2016. He holds a Master of Civil Engineering degree from Ecole Spéciale des Travaux Publics, Paris, France, and a Master of Science degree from the University of California at Berkeley, California. Mr. Lemaitre's more than 32 years' experience in the development of technology and technology-driven businesses, his track record of successfully managing global business functions including sales, engineering, research and manufacturing operations, and his role as Chairman of another public company provide a wealth of experience in key areas of the Company's business and governance.

About Helios Technologies

Helios Technologies is a global industrial technology leader that develops and manufactures hydraulic and electronic control solutions for diverse markets. The Company operates in two business segments, Hydraulics and Electronics. The Hydraulics segment markets and sells products globally under the brands of Sun Hydraulics in relation to cartridge valve technology, Custom Fluidpower with regard to hydraulic system design and Faster in connection with quick release coupling solutions. Global Electronics brands include Enovation Controls and Murphy for fully-tailored solutions with a broad range of rugged and reliable instruments such as displays, controls and instrumentation products. Helios Technologies and information about its associated companies is available online at www.heliostechnologies.com.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the Company’s financing plans; (iii) trends affecting the Company’s financial condition or results of operations; (iv) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such

Helios Technologies Announces Leadership Transition

April 9, 2020

forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) conditions in the capital markets, including the interest rate environment and the availability of capital; (ii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; and (iii) new product introductions, product sales mix and the geographic mix of sales nationally and internationally. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 28, 2019.

Helios has presented forward-looking statements regarding non-GAAP cash EPS and Adjusted EBITDA margin. These non-GAAP financial measures are derived by excluding certain amounts, expenses or income from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. Helios is unable to present a quantitative reconciliation of forward-looking non-GAAP cash EPS and Adjusted EBITDA margin to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict all the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on Helios’s full year 2020 financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between Helios’s actual results and preliminary financial data set forth above may be material.

This news release will discuss some historical non-GAAP financial measures, which the Company believes are useful in evaluating its performance.  You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP.

For more information:

Karen L. Howard / Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3942 / (716) 843-3908
khoward@keiadvisors.com / dpawlowski@keiadvisors.com